United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$6,810
Unrealized Gain (Loss) on Market Value of Futures	(398,960)
Dividend Income	378
Interest Income	190
Total Income (Loss)	$(391,582)

Expenses
General Partner Management Fees	$16,784
Brokerage Commissions	377
NYMEX License Fee	336
Prepaid Insurance Expense	333
Non-interested Directors' Fees and Expenses	292
Other Expenses	10,602
Total Expenses	28,724
Expense Waiver	(7,253)
Net Expenses	$21,471
Net Income (Loss)	$(413,053)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/13	$25,808,539
Net Income (Loss)	(413,053)

Net Asset Value End of Month	$25,395,486
Net Asset Value Per Unit (1,500,000 Units)	$16.93

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612